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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

                  Date of Report (Date of earliest event reported):

                                   JANUARY 23, 1997


                                 AMPHENOL CORPORATION
                  (Exact name of registrant as specified in charter)



Delaware                          1-10879                  22-2785165
(State or other jurisdiction      (Commission File         (I.R.S. Employer
of incorporation)                 Number)                  Identification No.)

358 Hall Avenue                                            06492
Wallingford, Connecticut                                   (Zip Code)
(Address of principal
executive offices)


Registrant's telephone number, including area code:  (203) 265-8900


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Item 5.   Other Events.

          Amphenol Corporation ("Amphenol") and NXS Acquisition Corp. ("NXS"), a newly formed corporation organized at the direction of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), have entered into an Agreement and Plan of Merger dated as of January 23, 1997 (the "Merger Agreement"), which provides for the merger of NXS with and into Amphenol (the "Merger"). The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

          The Merger Agreement provides that the owner of each outstanding share of Amphenol Class A Common Stock, par value $.001 per share ("Amphenol Common Stock"), can elect either to receive $26.00 in cash for that share or to retain that share. This election is subject to proration so that upon consummation of the Merger, 4.4 million shares of Amphenol Common Stock (approximately 10% of the currently outstanding shares) will be retained by existing shareholders and the balance will be exchanged for cash. Following the Merger, affiliates of KKR expect to own in excess of 75% of the outstanding Amphenol Common Stock.

          The Merger Agreement includes provisions prohibiting Amphenol from actively soliciting another purchase, and provides for the payment of certain fees and the reimbursement of certain expenses to KKR in the event of termination of the Merger Agreement under certain circumstances (generally requiring the existence of a competing third-party offer or transaction). The Merger is subject to certain conditions, including the approval of Amphenol's shareholders at a special meeting to be held as soon as practicable, the expiration of antitrust regulatory waiting periods and the completion of financing arrangements. After the Merger, Amphenol will continue to operate as an independent public company under its current name at its headquarters in Wallingford, Connecticut.

          Concurrently with the execution of the Merger Agreement, Lawrence J. DeGeorge, Chairman of the Board of Amphenol, Florence A. DeGeorge, his wife and a director of Amphenol, Lawrence F. DeGeorge, one of their sons, and a charitable trust founded by Mr. and Mrs. DeGeorge (collectively, the "DeGeorge Stockholders"), who hold in the aggregate approximately 30% of the outstanding Amphenol Common Stock, entered into a Stockholders Agreement with an affiliate of NXS (the "Stockholders Agreement"), which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. Pursuant to the Stockholders Agreement, each of the DeGeorge Stockholders has, among other things, (i) agreed to vote its respective shares in favor of the Merger, (ii) granted the NXS affiliate an option to call its shares under certain circumstances at $26.00 in cash per share and (iii) been granted an option to "put" the shares, if any, that it retains following the Merger to the NXS affiliate at $26.00 in cash per share.

          Amphenol has issued a press release announcing the execution of the Merger Agreement, which is filed herewith as Exhibit 99.1.

                                         -2-

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Item 7.   Financial Statements and Exhibits.

     (c)  The following exhibits are filed with this report:

          2.1 Agreement and Plan of Merger dated as of January 23, 1997 between NXS Acquisition Corp. and Amphenol Corporation.

          10.1 Stockholders Agreement dated as of January 23, 1997 by and between NXS I, L.L.C. and the other parties signatory thereto.

          99.1 Press Release of Amphenol Corporation dated January 23, 1997.
                                         -3-

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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMPHENOL CORPORATION



Date:  January 29, 1997                 By: /s/ EDWARD G. JEPSEN
       -----------------                   -----------------------------------
                                        Edward G. Jepsen
                                        Director, Executive Vice President and
                                        Chief Financial Officer (Principal
                                        Financial Officer and Principal
                                        Accounting Officer)

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